EXHIBIT 10.11

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made and entered into between Dermata Therapeutics, Inc. (the “Company”) and Maria Bedoya Toro Munera (the “Executive”) effective as of January 1, 2022 (the “Effective Date”).

WHEREAS, Company and the Executive are parties to an Employment Agreement dated as of December 6, 2021 (the “Agreement”); and

WHEREAS, the parties agree to amend the Agreement as provided herein, with the remaining terms of the Agreement remaining in full force and effect.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement follows:

Section 3.1(a) in the Agreement shall be deleted and replaced in its entirety as follows:

(a) Base Salary. During the Term, the Company shall pay the Executive a base salary (the “Base Salary”) at the annualized rate of $155,000, which shall be subject to customary withholdings and authorized deductions and be payable in equal installments in accordance with the Company’s customary payroll practices in place from time to time. The Executive’s Base salary shall be subject to periodic review and adjustment as the Company shall in its discretion deem appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DERMATA THERAPEUTICS, INC.

/s/ Gerry Proehl

By:

Title:

MARIA BEDOYA TORO MUNERA

/s/ Maria Bedoya Toro Munera